Exhibit 99.1

NVR, INC. APPOINTS NEW MEMBER TO BOARD OF DIRECTORS

December 3, 2018 — Reston, VA — NVR, Inc. (NYSE: NVR) announced that Alexandra A. Jung has been appointed to its Board of Directors as an independent director effective December 3, 2018.

Ms. Jung is a Partner and the Head of European Investments at Oak Hill Advisors, a leading alternative investment firm with over $32 billion of assets under management. Prior to joining Oak Hill in 2009, she held leadership positions at Greywolf Capital Management and Goldman Sachs.

About NVR

NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding segment sells and builds homes under the Ryan Homes, NVHomes, and Heartland Homes trade names, and operates in thirty-one metropolitan areas in fourteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com, and www.heartlandluxuryhomes.com.

Investor Relations Contact:
Curt McKay
(703) 956-4058
ir@nvrinc.com